                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                           AMENDMENT TO CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                DECEMBER 27, 2004

                             COMMISSION FILE NUMBER

                                     0-28378

                                     AMREIT
                                   ----------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



               TEXAS                                     76-0410050
---------------------------------------       ---------------------------------
   (STATE OR OTHER JURISDICTION OF            (IRS EMPLOYER IDENTIFICATION NO.)
   INCORPORATION OR ORGANIZATION)


    8 GREENWAY PLAZA, SUITE 1000,
         HOUSTON, TEXAS 77046                           713-850-1400
---------------------------------------       ---------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (REGISTRANT'S TELEPHONE NUMBER)



                                      [N/A]
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                                TABLE OF CONTENTS

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Purchase of MacArthur Park Shopping Center
------------------------------------------

We previously filed a Form 8-K on December 28 dated December 27, 2004, with regard to the acquisition of MacArthur Park Shopping Center located in Dallas, Texas, without the requisite financial information. Accordingly, we are filing this Form 8-K/A to include that financial information. Due to the non-related party nature of this transaction, only Rule 3-14 audited statements for the year ended December 31, 2003, are required. We are not aware of any material factors relating to the acquisitions that would cause the reported financial information not to be necessarily indicative of future operating results.

On December 27, 2004, we acquired MacArthur Park Shopping Center, a Kroger anchored shopping center consisting of 198,443 square feet located on approximately 23 acres for $37.8 million. The property, which was acquired from Regency Centers, is located in Dallas, Texas at the northwest intersection of I-635 and MacArthur Boulevard in the heart of Las Colinas. Material factors considered by us in the acquisition include historical and prospective financial performance of the center, credit quality of the tenancy, local and regional demographics, location and competition, ad valorem tax rates, condition of the property and the related anticipated level of capital expenditures required. The purchase price consists of the assumption of $13.41 million in long term fixed rate debt with the remainder being paid in cash. The debt bears interest at 6.17% per annum and matures in December 2008. This note is prepayable upon payment of a fee equal to 1% of the principal balance of the note being prepaid and the excess, if any, of the sum of the present values of all then-scheduled payments of principal and interest under the note, over the principal amount of the note being paid. The weighted average remaining lease term for the project's leases is eight years. The Kroger lease term is for 20 years, containing approximately 63,000 square feet, expiring in November 2020. The shopping center is 100 percent occupied. Audited financial statements for the property (the "Acquired Property"), are submitted in ITEM 9.01 below. Unaudited pro forma condensed consolidated financial information of AmREIT and Subsidiaries and the Acquired Property is also submitted in ITEM 9.01 below.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following financial statements, pro forma financial statements and exhibits are filed as part of this report:

(a) Financial statements of MacArthur Park Shopping Center:

1. Report of Independent Auditors

2. Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

3. Notes to Historical Summary of Gross Income and Direct Operating Expenses

(b) Pro Forma Condensed Consolidated Financial Statements (unaudited) of AmREIT and Subsidiaries

1. Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2004

2. Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2004

3. Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2003

(c) Exhibits:

None

                          INDEPENDENT AUDITORS' REPORT


The Board of Trust Managers
AmREIT:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of MacArthur Park Shopping Center (the Property) for the year ended December 31, 2003. This Historical Summary is the responsibility of the management of AmREIT. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Current Report on Form 8-K. The presentation is not intended to be a complete presentation of the Property's income and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses, as described in Note 2 of MacArthur Park Shopping Center for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


KPMG LLP
Dallas, Texas
March 8, 2005

                         MACARTHUR PARK SHOPPING CENTER

                       HISTORICAL SUMMARY OF GROSS INCOME

                          AND DIRECT OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 2003

                    AND NINE MONTHS ENDED SEPTEMBER 30, 2004


                                                                          YEAR              NINE MONTHS
                                                                          ENDED                ENDED
                                                                        DECEMBER 31,       SEPTEMBER 30,
                                                                           2003                2004
                                                                      ---------------     ---------------
                                                                                            (Unaudited)
Gross income:
    Rental income                                                     $     2,901,602           2,183,873
    Tenant expense recoveries                                               1,234,314             939,565
                                                                      ---------------     ---------------
                                                                            4,135,916           3,123,438
                                                                      ---------------     ---------------
Direct operating expenses:
    Operating expenses                                                        441,777             668,424
    Real estate taxes                                                         873,125             630,697
    Insurance                                                                  78,573              44,649
    Interest                                                                  827,397             620,548
                                                                      ---------------     ---------------
            Total direct operating expenses                                 2,220,872           1,964,318
                                                                      ---------------     ---------------
            Excess of gross income over direct operating expenses     $     1,915,044           1,159,120
                                                                      ===============     ===============


See accompanying notes to historical summary of gross income and direct operating expenses.

                         MACARTHUR PARK SHOPPING CENTER

                   NOTES TO HISTORICAL SUMMARY OF GROSS INCOME

                          AND DIRECT OPERATING EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 2003


(1)    BUSINESS

       MacArthur Park Shopping Center (the Property) is located in Irving, Texas. The Property consists of approximately 198,443 square feet of gross leasable area and was 100% occupied at December 31, 2003. On December 27, 2004, AmREIT acquired the Property for approximately $37.8 million.

(2)    BASIS OF PRESENTATION AND COMBINATION

       The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in AmREIT's filing on Form 8-K, and is not intended to be a complete presentation of the Property's income and expenses. The Historical Summary has been prepared on the accrual basis of accounting. Management of the Property is required to make estimates and assumptions that affect the reported amounts of the income and expenses during the reporting period. Actual results may differ from those estimates.

       In the opinion of management, all adjustments necessary for a fair presentation are of a recurring nature and have been made to the accompanying unaudited amounts for the nine months ended September 30, 2004.

(3)    GROSS INCOME

       The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area maintenance, real estate taxes, and insurance costs. Income related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provisions for contingent rentals. No contingent rent was earned during the year ended December 31, 2003.

       Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income is recognized for the full period of occupancy on a straight-line basis.

       The weighted average remaining lease term for the shopping center is 9.1 years at December 31, 2003. Minimum rents to be received from tenants under operating leases, exclusive of common area maintenance reimbursements, which were $1.2 million for the year ended December 31, 2003 are as follows:

2004                                      $  2,869,900
2005                                         2,827,758
2006                                         2,033,011
2007                                         1,884,016
2008                                         1,873,398
Thereafter                                   9,525,414
                                          ------------
        Total                             $ 21,013,497
                                          ============

       Adjustments to record rental income on a straight-line basis increased gross income by $54,081 during the year ended December 31, 2003.

       Following are the tenants that individually comprised 10% or more of rental income for the year ended December 31, 2003:

Tenant                                             % of rental income
------                                             ------------------
Kroger                                                      14%
Linens 'n Things                                            11%

(4)    DIRECT OPERATING EXPENSES

       Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation and amortization are excluded from the accompanying Historical Summary.

(5)    RELATED-PARTY TRANSACTIONS

       During the year ended December 31, 2003, management fees of $134,461 were paid or incurred. The amount was paid or owed to various entities related to the owner of the Property either by common ownership or control. Payments and amounts due to related parties represent amounts due under contracts for different services provided by the related party.

(6)    PROJECT FINANCING

       In November 2001, a $13,410,000 note payable was entered into with a lender, secured by the Property. The non-amortizing note bears interest at 6.17% and matures on December 1, 2008. This note is prepayable upon payment of a fee equal to 1% of the principal balance of the note being prepaid and the excess, if any, of the sum of the present values of all then-scheduled payments of principal and interest under the note, over the principal amount of the note being paid. AmREIT assumed this note in connection with the December 2004 acquisition of the Property.

                             AMREIT AND SUBSIDIARIES
                         PRO FORMA FINANCIAL INFORMATION

                                   (UNAUDITED)

The following pro forma financial statements have been prepared to provide pro forma information with regards to the MacArthur Park Shopping Center ("the Property") which AmREIT (the "Company") acquired from an unrelated third party.

On December 27, 2004, AmREIT acquired the Property, a Kroger-anchored shopping center consisting of 198,443 square feet located on approximately 23 acres. The Property, which was acquired from Regency Centers, is located in Dallas, Texas at the northwest intersection of I-635 and MacArthur Boulevard in the heart of Las Colinas.

The unaudited Pro Forma Condensed Consolidated Balance Sheet presents the historical financial information of the Company as of September 30, 2004 as adjusted for the acquisition of the Property which is assumed to have occurred on September 30, 2004.

The accompanying unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2003 combines the historical operations of the Company with (i) the gross income and direct operating expenses of Uptown prior to its acquisition in 2003, (ii) the gross income and direct operating expenses of the properties acquired subsequent to December 31, 2003, including MacArthur Park Shopping Center, and (iii) considers the assumption or issuance of debt, as appropriate, to acquire the properties, as if these transactions had occurred on January 1, 2003.

The accompanying unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2004 combines the historical operations of the Company with (i) the gross income and direct operating expenses of properties acquired in 2004, including the MacArthur Park Shopping Center for the respective periods prior to their acquisition and (ii) considers the assumption or issuance of debt, as appropriate, to acquire the properties, as if these transactions had occurred on January 1, 2003.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company's management based upon the historical financial statements of the Company and of the acquired properties. These pro forma statements may not be indicative of the results that actually would have occurred had the acquisitions been in effect on the dates indicated or which may be obtained in the future. In management's opinion, all adjustments necessary to reflect the effects of the property acquisitions have been made. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements included in the Company's previous filings with the Securities and Exchange Commission, including our filing on Form 8-K on September 14, 2004 related to our two other significant acquisitions during 2004. These properties (Plaza in the Park Shopping Center located in Houston, Texas and Cinco Ranch Shopping Center, located in Katy, Texas) were acquired from an unrelated third party on July 1, 2004.

                             AMREIT AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2004
                                   (unaudited)

                                 (in thousands)


                                                                      AmREIT              MacArthur
                                                                  Historical (1)           Park (2)           Pro Forma
                                                                  ---------------      ---------------     ---------------
ASSETS
Property:
      Land                                                        $        58,028      $         8,619     $        66,647
      Buildings                                                            63,599               25,277              88,876
      Tenant improvements                                                   3,012                1,110               4,122
                                                                  ---------------      ---------------     ---------------
                                                                          124,639               35,006             159,645
      Less accumulated depreciation and amortization                       (3,213)                  --              (3,213)
                                                                  ---------------      ---------------     ---------------
             Net real estate held for investment                          121,426               35,006             156,432
      Real estate held for sale, net                                        9,684                   --               9,684

Net investment in direct financing leases held for investment              19,222                   --              19,222

Intangible lease cost, net                                                  5,293                5,578              10,871
Other assets                                                               11,032                  131              11,163

                                                                  ---------------      ---------------     ---------------
TOTAL ASSETS                                                      $       166,657      $        40,715     $       207,372
                                                                  ===============      ===============     ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
      Notes payable                                               $        84,905      $        38,348(3)  $       123,253
      Other liabilities                                                     3,913                2,367               6,280
                                                                  ---------------      ---------------     ---------------
             TOTAL LIABILITIES                                             88,818               40,715             129,533
                                                                  ---------------      ---------------     ---------------

Minority interest                                                           1,070                   --               1,070

Shareholders' equity                                                       76,769                   --              76,769
                                                                  ---------------      ---------------     ---------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                        $       166,657      $        40,715     $       207,372
                                                                  ===============      ===============     ===============


The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

                             AMREIT AND SUBSIDIARIES
             NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2004

                                   (UNAUDITED)

(1) Reflects the historical condensed consolidated balance sheet of the Company as of September 30, 2004. Please refer to AmREIT's historical consolidated financial statements and notes thereto included in the Company's Quarterly Report on Form 10-QSB for the nine months ended September 30, 2004.

(2) Reflects the acquisition of the MacArthur Park Shopping Center. The purchase price was $37.8 million and was allocated among land, buildings, tenant improvements, above- and below-market leases and intangible lease costs based on the preliminary purchase price allocation performed pursuant to Statement of Financial Accounting Standards No. 141, Business Combinations (SFAS No. 141)
The buildings are depreciated over a period of approximately 40 years.

(3) In conjunction with the acquisition of the MacArthur Park Shopping Center, the Company assumed $13.4 million of secured debt with a fixed rate of 6.17%. The fair value of the debt is $14.0 million based on a market interest rate of 5.0%. The debt premium of $576 thousand is being amortized over the remaining term of the loan. Additionally, $24.3 million of the acquisition consideration was funded through the Company's credit facility (interest rate of 4.44% on the acquisition date).

                             AMREIT AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                   (Unaudited)

                    (in thousands, except per share amounts)


                                                                            2004 Acquisitions (2)
                                                                         -------------------------
                                                           AmREIT         MacArthur                  Pro Forma
                                                       Historical (1)        Park         Other      Adjustments        Pro Forma
                                                       --------------    ------------   ----------   ------------     ------------
Revenues
      Rental income and earned income                   $     7,697      $     3,123    $   2,860    $       155(3)   $    13,835
      Other income                                            7,286               --                          --            7,286
                                                        ------------     ------------   ----------   ------------     ------------
      Total Revenues                                         14,983            3,123        2,860            155           21,121
                                                        ------------     ------------   ----------   ------------     ------------

Expenses
      Operating and administrative                            5,070            1,343          633             --            7,046
      Depreciation and amortization                           1,253               --                       2,129(3)         3,382
      Other expenses                                          6,792               --                          --            6,792
                                                        ------------     ------------   ----------   ------------     ------------
      Total Expenses                                         13,115            1,343          633          2,129           17,220
                                                        ------------     ------------   ----------   ------------     ------------

Operating income                                              1,868            1,780        2,227         (1,974)           3,901
Interest expense                                             (2,190)            (621)        (935)        (1,214)(4)       (4,960)
Other income                                                    254               --           --             --              254
                                                        ------------     ------------   ----------   ------------     ------------

Income (loss) before discontinued operations                    (68)           1,159        1,292         (3,188)            (805)

Income from discontinued operations                             921               --           --             --              921
                                                        ------------     ------------   ----------   ------------     ------------
Net income                                              $       853      $     1,159    $   1,292    $    (3,188)     $       116

Distributions paid to class B and class C shareholders       (3,087)              --           --             --           (3,087)
                                                        ------------     ------------   ----------   ------------     ------------

Net income (loss) available to class A shareholders     $    (2,234)     $     1,159    $   1,292    $    (3,188)     $    (2,971)
                                                        ============     ============   ==========   ============     ============

Net income (loss) per common share - basic and diluted
      Loss before discontinued operations                     (0.99)                                                        (1.22)
      Income from discontinued operations                      0.29                                                          0.29
                                                        ------------                                                  ------------
      Net income (loss)                                       (0.70)                                                        (0.93)
                                                        ============                                                  ============
Weighted average common shares used to compute
      net income per share, basic and diluted                 3,191                                                         3,191
                                                        ============                                                  ============


The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

                             AMREIT AND SUBSIDIARIES
        NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

                                   (UNAUDITED)

(1) Reflects the historical condensed consolidated statement of operations of the Company for the nine months ended September 30, 2004. Please refer to AmREIT's historical consolidated financial statements and notes thereto included in the Company's Quarterly Report on Form 10-QSB for the nine months ended September 30, 2004.

(2) The historical statement of operations for the 2004 acquisitions represents the properties' historical summary of gross income and direct operating expenses for the periods prior to acquisition. Costs such as depreciation and amortization were excluded from the historical summary. See Note 3 below. See also the separate discussion of the acquisitions of our Plaza in the Park and Cinco Ranch properties in our filing on Form 8-K on September 14, 2004. These properties represent the other two significant property acquisitions during 2004 and were acquired from an unrelated third party on July 1, 2004.

(3) Represents the amortization of below-market leases, the depreciation of the building (over approximately 40 years), tenant improvements (over the terms of the respective lease agreements) and the amortization of the intangible assets based on the preliminary purchase price allocation in accordance with SFAS No. 141.

(4) Represents the incremental interest expense related to the portion of the acquisition consideration for the properties that was financed via the Company's credit facility, assuming interest rates in a range of 3.25% to 4.44%, based on the date of the properties' acquisitions. Interest expense has been reduced by pro forma debt premium amortization of $146 thousand for the nine months ended September 30, 2004.

                             AMREIT AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2003
                                   (Unaudited)

                    (in thousands, except per share amounts)


                                                                             2004 Acquisitions (2)
                                                                           ------------------------
                                                AmREIT        2003 (2)     MacArthur                   Pro Forma
                                             Historical(1)  Acquisitions      Park       Other      Adjustments        Pro Forma
                                             -------------  ------------   ----------    ----------   -----------       ----------
Revenues
      Rental income and earned income          $    7,584    $    1,131    $    4,136    $    5,322    $      215(3)    $   18,388
      Other income                                  5,025            --            --            --            --            5,025
                                               ----------    ----------    ----------    ----------    ----------       ----------
      Total Revenues                               12,609         1,131         4,136         5,322           215           23,413
                                               ----------    ----------    ----------    ----------    ----------       ----------

Expenses
      Operating and administrative                  3,937           253         1,394         1,260            --            6,844
      Depreciation and amortization                   836            --            --            --         3,439(3)         4,275
      Other expenses                                4,084            --            --            --            --            4,084
                                               ----------    ----------    ----------    ----------    ----------       ----------
      Total Expenses                                8,857           253         1,394         1,260         3,439           15,203
                                               ----------    ----------    ----------    ----------    ----------       ----------

Operating income                                    3,752           878         2,742         4,062        (3,224)           8,210
Interest expense                                   (2,354)         (414)         (827)       (1,907)       (1,910)(4)       (7,412)
Other expense                                        (103)           --            --            --            --             (103)
                                               ----------    ----------    ----------    ----------    ----------       ----------

Income (loss) before discontinued operations        1,295           464         1,915         2,155        (5,134)             695

Income from discontinued operations                   703            --            --            --            --              703
                                               ----------    ----------    ----------    ----------    ----------       ----------

Net income                                     $    1,998    $      464    $    1,915    $    2,155    $   (5,134)      $    1,398

Distributions paid to class B and
      class C shareholders                         (1,943)           --            --            --            --           (1,943)
                                               ----------    ----------    ----------    ----------    ----------       ----------

Net income (loss) available to
      class A shareholders                     $       55    $      464    $    1,915    $    2,155    $   (5,134)      $     (545)
                                               ==========    ==========    ==========    ==========    ==========       ==========

Net income (loss) per common share -
      basic and diluted

      Loss before discontinued operations           (0.23)                                                                   (0.45)
      Income from discontinued operations            0.25                                                                     0.25
                                               ----------                                                               ----------
      Net income (loss)                              0.02                                                                    (0.20)
                                               ==========                                                               ==========
Weighted average common shares used to
      compute net income per share,
      basic and diluted                             2,792                                                                    2,792
                                               ==========                                                               ==========


The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

                             AMREIT AND SUBSIDIARIES
        NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003

                                   (UNAUDITED)

(1) Reflects the historical condensed consolidated statement of operations of the Company for the year ended December 31, 2003. Please refer to AmREIT's historical consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003.

(2) The historical statement of operations for the 2003 and 2004 acquisitions represent the properties' historical summary of gross income and direct operating expenses for the periods prior to acquisition. Costs such as depreciation and amortization were excluded from the historical summary. See
Note 3 below. See also the separate discussion of the acquisitions of our Plaza in the Park and Cinco Ranch properties in our filing on Form 8-K on September 14, 2004. These properties represent the other two significant property acquisitions during 2004 and were acquired from an unrelated third party on July 1, 2004.

(3) Represents the amortization of below-market leases, the depreciation of the building (over approximately 40 years), tenant improvements (over the terms of the respective lease agreements) and the amortization of the intangible assets based on the preliminary purchase price allocation in accordance with SFAS No. 141.

(4) Represents the incremental interest expense related to the portion of the acquisition consideration for the properties that was financed via the Company's credit facility, assuming interest rates in a range of 3.19% to 4.44%, based on the date of the properties' acquisitions. Interest expense has been reduced by pro forma debt premium amortization of $226 thousand for the year ended December 31, 2003.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     AMREIT


              By:         /s/ Chad C. Braun
                 --------------------------------------
                 Chad C. Braun, Chief Financial Officer


Dated: March 10, 2005